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                                                                    EXHIBIT 99.2


                               AUTHORIZATION CARDS



                                                IBT BANCORP, INC.

     Stockholder Dividend           I hereby appoint the Plan Administrator of
Reinvestment and Employee Stock     the IBT Bancorp, Inc. Stockholder Dividend
  Purchase Plan Authorization       Reinvestment and Employee Stock Purchase
       Card          SH             Plan as my agent under the terms and
     --------------------           conditions of the Stockholder Dividend
So that we may identify your        Reinvestment and Employee Stock Purchase
account, please PRINT your name     Plan as described in the Prospectus of the
and address below in addition to    Plan which accompanied this card to receive
signing the card.                   and apply to the purchase of shares without
                                    charge as provided in the Plan the
                                    following:

                                    9 1. Full Dividend Reinvestment - any
                                    dividends that may become payable to me on all IBT Bancorp, Inc. Common Stock now or hereafter registered to me.

                                    9 2. Partial Dividend Reinvestment - any
                                    dividends that may become payable to me on
                                    the following shares of my IBT Bancorp, Inc.
                                    Common Stock.               Shs
                                    I understand that I may change or revoke this authorization at any time by notifying the Plan Administrator, in writing, of my desire to change or withdraw my participation.

                                    Date
                                    Stockholder
                                    Stockholder
                                                     ALL JOINT OWNERS MUST SIGN.

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                                  INSTRUCTIONS

1. Please check only one of the boxes (No. 1 or No. 2). If you do not check any box, Full Dividend Reinvestment will be assumed.

2.       If you check Box 2, and:
                           -If you wish to reinvest cash dividends on all of the
                  shares now registered in your name but not on any additional shares that may be registered in your name in the future, write the total number of shares registered in your name in the space provided.
                           -If you wish to reinvest cash dividends on less than
                  all of the shares now registered in your name and continue to receive a cash dividend on the remaining shares, write the number of shares on which you wish dividends reinvested in the space provided.

3. Under each of the options, regardless of the one you select, dividends received on shares accumulated and held under the Plan will be reinvested.

4. Be sure to date and sign the card and return it to IBT Bancorp, Inc. 200 East Broadway, Mt. Pleasant, Michigan, 48858, Attention: Plan Administrator of the IBT Bancorp, Inc. Stockholder Dividend Reinvestment and Employee Stock Purchase Plan.
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                                                 IBT BANCORP, INC.

     Stockholder Dividend           I hereby appoint the Plan Administrator of
Reinvestment and Employee Stock     the IBT Bancorp, Inc. Stockholder Dividend
  Purchase Plan Authorization       Reinvestment and Employee Stock Purchase
       Card          EE             Plan as my agent under the terms and
     --------------------           conditions of the Stockholder Dividend
So that we may identify your        Reinvestment and Employee Stock Purchase
account, please PRINT your name     Plan as described in the Prospectus of the
and address below in addition to    Plan which accompanied this card to receive
signing the card.                   and apply to the purchase of shares without
                                    charge as provided in the Plan the
                                    following:

                                    $__________ of my periodic compensation
                                    check from ________________________________
                                    (Name of Employer)

                                    I acknowledge that amounts deducted from my compensation checks will be subject to all applicable federal, state and local taxes even though I do not actually receive the deducted amount but, instead, it is applied to the purchase of Common Stock.

                                    I acknowledge that dividends received on shares held in my Plan account will automatically be reinvested in additional Common Stock.

                                    I understand that this authorization card will continue in effect without further action on my part, until I change or revoke it. I may change or revoke this authorization at any time by notifying the Plan Administrator, in writing, of my desire to change or withdraw my participation. However, I also understand that my request to change or withdraw my participation will be effective as of my next regular compensation check only if my employer receives notice thereof not less than 96 hours before compensation checks are distributed.

                                    Date
                                    Employee

                                    Be sure to date and sign the card and return it to IBT Bancorp, Inc., 200 East Broadway, Mt. Pleasant, Michigan, 48858, Attention:
                                    Plan Administrator of the IBT Bancorp, Inc.
                                    Stockholder Dividend Reinvestment and
                                    Employee Stock Purchase Plan.